Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

April 11, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Panache Beverage, Inc.

New York, NY

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form 8-K/A Amendment No. 2, Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934, filed by Panache Beverage, Inc. (formerly BMX Development Corp.) of our report dated January 6, 2012, relating to the financial statements of Panache Beverage, LLC, as of and for its years ending December 31, 2010 and 2009.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

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